EXHIBIT 1



                                 SECOND AMENDMENT TO PCA INTERNATIONAL, INC.

                                    1992 NON-QUALIFIED STOCK OPTION PLAN


       1.       PURPOSE.

        The purpose of this Second Amendment to PCA International, Inc. 1992 Non-Qualified Stock Option Plan (this "Amendment") is to include a formula pursuant to which PCA International, Inc. will award stock options to its non-employee directors.

       2.       DEFINITIONS.

        (a) Terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the PCA International, Inc. 1992 Non-Qualified Stock Option Plan (the "Plan").

        (b) Paragraph 2(h) of the Plan is amended by inserting the phrase ", except with respect to a non-employee director," after the words "'Normal Retirement'" at the beginning of the Paragraph.

        (c) Paragraph 2(j) of the Plan is amended by inserting the following at the end thereof:

        The term "Discretionary Stock Option" or "Discretionary Stock Options" shall mean and refer to any option authorized and granted by the Plan Administration Committee at its discretion pursuant to Paragraph 6(a)(i). The term "Formula Plan Option" or "Formula Plan Options" shall mean and refer to any option issued to a member of the Board of Directors pursuant to Paragraph 6(a)(ii).

       3.       ADMINISTRATION.

        Paragraph 3(b) of the Plan is amended by inserting the phrase "In the case of Discretionary Stock Options issued pursuant to Paragraph 6(a)(i)," at the beginning thereof.

       4.       ELIGIBILITY.

        Paragraph 4 of the Plan is amended by deleting it in its entirety and substituting therefor the following paragraphs:

                (a) Discretionary Stock Options may be granted to key employees of the Company or any of its Subsidiaries, including directors and officers of the Company who are also key employees.

                (b) Formula Plan Options may be granted only to members of the Board of Directors who are not also employees.

       5.       TERMS AND CONDITIONS OF OPTION GRANTS.

        (a) Paragraph 6(a) of the Plan is amended by deleting the subparagraph heading "(a)" and the words "Stock options" at the beginning thereof and substituting therefor the subparagraph heading "(a)(i)", and the words "Discretionary Stock Options."


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        (b)     Paragraph  6(a) of  the  Plan is  further  amended by  inserting the  following as  Paragraph 6(a)(ii) thereof:

                (ii)(A) Formula Plan Options granted pursuant to this Plan shall be issued pursuant to the terms and conditions set forth in Paragraphs 6(a)(ii)(B) through 6(a)(ii)(D) hereof and shall be evidenced by an Agreement substantially in the form of Exhibit B which is attached hereto and is hereby incorporated by reference, with such changes therein as the Board of Directors shall from time to time approve, all subject to the limitations hereinafter set forth in this Paragraph 6.

                (B) On August 25, 1994, each member of the Board of Directors who is not an employee shall receive, as of such date, subject to subsequent approval by the Company's shareholders required by Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, an option to purchase 10,000 shares of Common Stock, and thereafter, each new member of the Board of Directors who is not an employee shall receive, upon his or her becoming a director, subject to any subsequent approval by the Company's shareholders required by Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, an option to purchase 10,000 shares of Common Stock.

                (C) On the day following the Company's annual meeting of shareholders each year, every member of the Board of Directors who is not an employee shall receive an option to purchase 2,000 shares of Common Stock.

                (D) The Option Price per share of all Formula Plan Options granted hereunder shall be the per share fair market value of the Common Stock on the date the option is granted, determined in accordance with Paragraph 7(b) of this Plan.

                (E)      The  provisions  of  the  formula  contained  in
        Paragraphs  6(a)(ii)(A)   - 6(a)(ii)(D) of this Plan shall  not be
        altered or amended more often than once every six (6) months except as necessary to comply with the Internal Revenue Code of 1986, as amended, or the rules thereunder.

                (F) The formula contained in Paragraph 6(a)(ii)(A) - 6(a)(ii)(D) of this Plan is intended to comply with Rule 16b-3(c)(2)(ii) promulgated under Section 16(b) of the Securities Exchange Act of 1934.

        (c) Paragraph 6(c) of the Plan is amended by adding the words "or Exhibit B" after the words "Exhibit A".

        (d) Paragraph 6(e) of the Plan is amended by deleting it in its entirety and substituting therefor the following:

                (e) The grant date for each Discretionary Stock Option shall be the date upon which the grant of the Discretionary Stock Option is approved by the Plan Administration Committee, which shall be the effective date of the Agreement evidencing such options, or such later date as the Plan Administration Committee may specify in
        the Agreement.   The grant date for each Formula  Plan Option shall be
        the date  upon which the Formula Plan Option is granted  pursuant to
        Paragraph 6(a)(ii)(B) or  Paragraph 6(a)(ii)(C).   Provided, however,
        that for the purposes of Sections 16(a) and 16(b) of the Securities Exchange Act only, the grant date of any Discretionary Stock Option or Formula Plan Option subject to subsequent approval by the Company's shareholders of the Plan or any amendment thereto shall be the date upon which such approval is duly obtained. For all other purposes under this


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        Plan unless otherwise  stated, the grant  date for any  Discretionary
        Stock Option or any Formula Plan Option subject to subsequent shareholder approval shall be the date upon which the grant of the option is approved by the Plan Administration Committee or automatically issued as a Formula Plan Option.

       6.       OPTION PRICE.

        The phrase "Discretionary Stock Option" shall replace the first word options" in the second sentence of Paragraph 7(a) of the Plan. The following sentence shall be inserted after the second sentence:

        The Option Price for all Formula Plan Options granted under the Plan shall be the per share fair market value of the Common Stock on the date the option is granted, determined in accordance with Paragraph 7(b) of this Plan.

       7.       NONTRANSFERABILITY.

        The phrase "or pursuant to a domestic relations order, as defined in Section 414(p)(1)(B) of the Internal Revenue Code of 1986, which satisfies the conditions of Section 414(p)(1)(A) of the Internal Revenue Code of 1986," shall be inserted in Paragraph 9 of the Plan after the word "distribution".

       8.       CLAIM TO STOCK OWNERSHIP OR DIRECTORSHIP RIGHTS.

        The  phrase "Discretionary Stock  Options" shall replace the  word
       "options" in  the first sentence of Paragraph  12 of  the  Plan.   The
       third sentence shall be deleted in its entirety and replaced with the following sentence:

        Neither this Plan nor any action taken hereunder shall be construed as giving any employee or member of the Board of Directors any rights to be retained as an employee of the Company or any of its Subsidiaries or as a member of the Board of Directors.

       9.       COMPLIANCE WITH FEDERAL REGULATIONS.

        The following paragraph shall be added to the Plan as Paragraph 19:

        With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its
        successors under  the Securities  Exchange  Act of  1934.   To the
        extent any provision of the Plan or this Amendment or any action by the Plan Administration Committee fails to so comply, such provisions, the Plan, this Amendment, or such action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administration Committee.

       10.      DATE OF THE AMENDMENT AND APPROVAL OF SHAREHOLDERS.

        This Amendment is dated August  25, 1994, which is the date upon which
       the Board of Directors adopted this Amendment.   This Amendment is
       subject to the approval by affirmative vote of the holders of a majority of the shares present, either in person or by proxy, and entitled to vote at a duly held meeting of the shareholders at which a quorum is present representing a majority of all outstanding
       shareholders either in person or  by proxy.    If  such shareholder
       approval is not obtained, all options granted to non-employee directors pursuant to Paragraph 6(a)(ii) of the amended Plan shall be null and void.

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